Exhibit 10.15

AMENDMENT NO. 2 TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Amendment") is effective as of January 1, 2012 (the "Effective Date"), by and between FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), and BRENT B. BICKETT (the "Employee") and amends that certain Amended and Restated Employment Agreement dated as of July 2, 2008, as amended on February 4, 2010 (the “Agreement”). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:
1.The first sentence of Section 4 of the Agreement is deleted and the following shall be inserted in lieu thereof:

2.Salary. During the Employment Term, the Company shall pay the Employee an annual base salary, before deducting all applicable withholdings, of no less than $276,500 per year, payable at the time and in the manner dictated by the Company's standard payroll policies.

3.Section 5(c) of the Agreement is deleted and the following shall be inserted in lieu thereof:
(c)    eligibility to elect and purchase supplemental disability insurance sufficient to provide sixty percent of the Employee's pre-disability Annual Base Salary, subject to certain limitations contained in the disability policies;
4.The last sentence of Section 5(d) is deleted and the following shall be inserted in lieu thereof:

Unless provided otherwise herein or the Board determines otherwise, no Annual Bonus shall be paid to the Employee unless the Employee is employed by the Company, or an affiliate thereof, on the last day of the Annual Bonus measurement period.
5.Section 13(c) of the Agreement is deleted and the following shall be inserted in lieu thereof:

(c)
Exclusion. Working, directly or indirectly, for any of the following entities shall not be considered competitive to the Company or its affiliates for the purpose of Section 13(b) (After Employment Term Non-Compete): (i) Fidelity National Information Services, Inc., its affiliates or their successors; or (ii) the Company, its affiliates or their successors if this Agreement is assumed by a third party as contemplated by Section 21.

IN WITNESS WHEREOF the parties have executed this Amendment to be effective as of the date first set forth above.

FIDELITY NATINOAL FINANCIAL, INC.

By:/s/ George P. Scanlon
Its: Chief Executive Officer
/s/ Brent B. Bickett
BRENT B. BICKETT